                                             REGISTRATION NO. ___________


                                      UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549
                            ----------------------------------
                                         FORM S-8

                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   EMPIRE BANC CORPORATION
                   ------------------------------------------------------
                   (Exact Name of Registrant as Specified in Its Charter)

                         MICHIGAN                   38-2727982
               ------------------------  --------------------------------
               (State of Incorporation)  (IRS Employer Identification No.)

                                   1227 E. Front Street
                                Traverse City, Michigan  49686
                            ----------------------------------------
                            (Address of Principal Executive Offices)

                                     EMPIRE BANC CORPORATION
                              DIRECTORS' DEFERRED COMPENSATION PLAN
                             -------------------------------------
                                     (Full Title of the Plan)

                                   William T. Fitzgerald, Jr.
                             Vice President and Secretary/Treasurer
                                    Empire Banc Corporation
                                     1227 E. Front Street
                                Traverse City, Michigan  49686
                                        (616) 922-2111
                   ---------------------------------------------------------
                   (Name, Address and Telephone Number of Agent for Service)


                                           Copy to:
                                   Melanie Mayo West, Esq.
                               Howard & Howard Attorneys, P.C.
                             1400 North Woodward Ave., Suite 101
                              Bloomfield Hills, Michigan  48304
                                       (248) 433-7308












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

                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
                                Proposed       Proposed
Title of                        Maximum        Maximum
Securities      Amount          Offering       Aggregate       Amount of
to be           to be           Price          Offering     Registration
Registered      Registered      per Share      Price                 Fee
--------------------------------------------------------------------------
Common          52,500
Stock,          shares (2)      $  45.00 (3)   $2,362,500 (3)  $ 715.91 (3)
$5.00 par
value (1)
--------------------------------------------------------------------------

(1) Also includes an equal number of Rights to purchase shares of Registrant's Series A Junior Participating Preferred Stock, which
    Rights are not (a) separable from the shares of Common Stock; or
    (b) presently exercisable.

(2) Plus an indeterminate number of additional shares as may be issuable in the event of an increase in the number of issued shares of Empire
    Banc Corporation resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Plan.

(3) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based on the $ 45.00 average of the closing bid and ask prices for the Registrant's
    Common Stock on September 25, 1997.


Part II.  Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-15839) are incorporated in this Registration Statement by reference:

(1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

(2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

(3) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996; and

(4) the description of the Registrant's Common Stock, $5.00 par value, contained in the Registrant's Registration Statement filed under the Exchange Act, and the description of the Registrant's Series A Junior Participating Preferred Stock Purchase Rights, contained in the Registrant's Registration Statement on Form 8-A dated December 20, 1990 filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

The Registrant is authorized to issue 5,000,000 shares of common stock, $5.00 par value and 2,000,000 shares of preferred stock, $1.00 par value. None of the authorized shares of preferred stock are currently outstanding, although shares of preferred stock may be issued from time to time in one or more series by the Board of Directors. The Board of Directors shall have the authority to fix and determine the rights and preferences of the shares of any series of preferred stock so established, including, without limitation, the rate of dividend, whether the dividend shall be cumulative, whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, the amount payable upon shares in the event of voluntary or involuntary liquidation, sinking fund provisions, if any, for the redemption or purchase of shares, the terms and conditions, if any, on which shares may be converted, and voting rights, if any.

Subject to any preferential or other rights of any series of the Registrant's preferred stock, if and when outstanding, holders of the Registrant's common stock are entitled to receive dividends, out of any funds of the Registrant legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors. Subject to any preferential or other rights of any series of the Registrant's preferred stock, if and when outstanding, holders of the Registrant's common stock are entitled to receive distributions legally payable to shareholders on the liquidation of the Registrant. Holders of the Registrant's common stock, on the basis of one vote per share, have the right to vote for the election of members of the Board of Directors of the Registrant and the right to vote on all other matters, except those matters in which a separate class of the Registrant's shareholders vote by class or series. Holders of the Registrant's common stock have no cumulative voting rights in electing directors. Holders of the Registrant's common stock have no preemptive rights to subscribe for any additional shares of capital stock which the Registrant may issue. The Registrant's common stock is neither convertible nor redeemable. All outstanding shares of the Registrant's common stock are fully paid and non-assessable and have tandem shareholder rights (the "Preferred Stock Purchase Rights"). The Registrant's common stock is listed for trading on the Nasdaq over-the-counter market.

The Registrant has also reserved 50,000 shares of preferred stock for issuance as Series A Junior Participating Preferred Stock, $1.00 par value, upon the exercise of the Preferred Stock Purchase Rights issued to holders of and in tandem with all outstanding shares of the Registrant's common stock. The terms of the preferred stock purchase rights are described in the Registrant's Registration Statement dated December 20, 1990 on Form 8-A and the Registrant's Rights Agreement dated as of December 19, 1990 filed therewith and incorporated herein by reference.


Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Sections 551 through 569 of the Michigan Business Corporation Act (the "Act") and Article 5 of the Registrant's Bylaws relate to indemnification of the Registrant's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties. The Registrant's Bylaws generally permit indemnification to the same extent provided by the Act.

The Act provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of the Registrant (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against
(i) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (other than an action by, or in the right of the Registrant) arising out of a position with the Registrant (or with some other entity at the Registrant's request) and
(ii) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed actions or suits by or in the right of the Registrant, unless the director or officer is found liable to the Registrant and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnity. The Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and
(ii) above be made only on a determination by a majority vote of a quorum of the Board of Directors who were not parties to or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Articles of Incorporation, the Bylaws or a contractual agreement.

The Act permits the Registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Registrant, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, the Registrant maintains such insurance on behalf of its directors and officers.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following Exhibits are filed or incorporated by reference as part of this Registration Statement.

4. (a) Articles of Incorporation of Empire Banc Corporation (incorporated by reference to Exhibit B to Registrant's definitive Proxy Statement filed March 27, 1994 in connection with Registrant's 1994 Annual Meeting of Shareholders, File No. 0-15839).

   (b) Bylaws of Empire Banc Corporation (incorporated by reference to an exhibit to Registrant's Current Report on Form 8-K dated January 26, 1995, File No. 0-15839).

   (c) Rights Agreement dated December 19, 1990 between Registrant and Empire National Bank of Traverse City as Rights Agent (incorporated by reference to an exhibit to Registrant's Current Report on Form 8-K dated December 19, 1990, File No. 0-15839).

5. (a) Opinion and Consent of Howard & Howard Attorneys, P.C.

15.    Not applicable.

23. (a) Consent of Crowe, Chizek and Company LLP

    (b) Consent of Howard & Howard Attorneys, P.C. (incorporated by reference to Exhibit 5 of this Registration Statement).

28.     Not applicable.

99. Empire Banc Corporation Directors' Deferred Compensation Plan, as amended and restated February 20, 1997.

Item 9.  Undertakings

    (a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect
                        to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby certifies that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, directors and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Traverse, State of Michigan, on September 25, 1997.


                             EMPIRE BANC CORPORATION



                             By:    /s/ William T. Fitzgerald, Jr.
                                   ______________________________________
                                   William T. Fitzgerald, Jr.
                             Its:  Vice President and Secretary/Treasurer

POWER OF ATTORNEY

The undersigned officers and directors of Empire Banc Corporation, a Michigan corporation, do hereby constitute and appoint William T. Fitzgerald, Jr., James E. Dutmers, Jr., Robert J. Israel and either of them, the lawful attorneys and agents or attorneys and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of September, 1997.


/s/ James E. Dutmers, Jr.                   /s/ John R. Anderson
_____________________________________       ______________________________
James E. Dutmers, Jr.                       John R. Anderson
Chairman and Chief Executive Officer        Director
(principal executive officer)


/s/ Robert L. Israel
_____________________________________       ______________________________
Robert L. Israel                            Michael H. Dennos
President and Chief Operating Officer       Director


/s/ William T. Fitzgerald, Jr.               /s/ Don A. Good, M.D.
____________________________________        ______________________________
William T. Fitzgerald, Jr.                  Don A. Good, M.D.
Chief Financial Officer, Secretary/         Director
Treasurer (Principal Financial and
Accounting Officer)



/s/ Deborah J. Knudsen
___________________________________     __________________________________
Deborah J. Knudsen                      John M. Rockwood, Jr.
Director                                Director


/s/ Thomas G. McIntyre                  /s/ Laurence P. Skendzel, M.D.
___________________________________     __________________________________
Thomas G. McIntyre                      Laurence P. Skendzel, M.D.
Director                                Director


/s/ Ronald G. Reffitt, Sr.
___________________________________     __________________________________
Ronald G. Reffitt, Sr.                  Louis A. Smith
Director                                Director





EXHIBIT INDEX



Number
__________________________________________________________________________


5(a)     Opinion of Howard & Howard Attorneys, P.C., including Consent

23(a)    Consent of Crowe, Chizek and Company LLP

99       Empire Banc Directors' Deferred Compensation Plan